As filed with the Securities and Exchange Commission on June 26, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gamida Cell Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 Nahum Heftsadie Street
Givaat Shaul, Jerusalem 91340 Israel
Tel: +972 (2) 659-5666
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gamida Cell Inc.
673 Boylston Street
Boston, MA 02116
Telephone: (617) 892-9080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275	Haim Gueta Shachar Hadar Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Road Ramat Gan 5250608, Israel Telephone: +972 (3) 610-3100 Facsimile: +972 (3) 610-3111	Michael Kaplan Derek Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (No. 333-232302)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	$5,520,000	(1)	$669.03	(2)

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $34,730,000 on a Registration Statement on Form F-1 (File No. 333-232302), which was declared effective on June 26, 2019. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $5,520,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-232302).
(2)	Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of ordinary shares, par value NIS 0.01 per share, of the Registrant contemplated by the Registration Statement on Form F-1 (File No. 333-232302), initially filed with the Commission by the Registrant on June 24, 2019 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering an increase in the maximum aggregate offering price of $5,520,000 of securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 26, 2019, and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares
23.1	Consent of KOST, FORER, GABBAY & KASIERER, a Member of Ernst & Young Global, Independent Registered Accounting Firm
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1(1)	Power of Attorney
(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1 (File No. 333-232302), filed with the Securities and Exchange Commission on June 24, 2019 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on this 26th day of June, 2019.

GAMIDA CELL LTD.

By:	/s/ Julian Adams
Julian Adams, Ph.D.
Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Julian Adams	Director and Chief Executive Officer (Principal Executive Officer)	June 26, 2019
Julian Adams, Ph.D.

/s/ Shai Lankry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2019
Shai Lankry

*	Chairman	June 26, 2019
Robert I. Blum

*	Director	June 26, 2019
Ofer Gonen

*	Director	June 26, 2019
Kenneth I. Moch

*	Director	June 26, 2019
Michael S. Perry

*	Director	June 26, 2019
Nurit Benjamini

*	Director	June 26, 2019
Shawn C. Tomasello

*	Director	June 26, 2019
Stephen T. Wills
By:	/s/ Julian Adams
Julian Adams
Attorney-in-fact

Gamida Cell Inc.

By:	/s/ Julian Adams	AUTHORIZED U.S. REPRESENTATIVE	June 26, 2019
Julian Adams, Ph.D.
Director and Chief Executive Officer